QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Encision Inc.
(Exact name of registrant as specified in its charter)

Colorado	84-1162056
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4828 Sterling Dr., Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

        If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

        Securities Act registration statement file number to which this form relates: N/A (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be So Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, no par value	American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

Item 1. Description of Securities to be Registered.

        The registrant incorporates by reference the section entitled "Description of Securities" from its prospectus filed with the Securities and Exchange Commission on October 27, 2003 pursuant to Rule 424(b) under the Securities Act.

Item 2. Exhibits.

        N/A

Signature

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ENCISION INC.
Date: January 15, 2004	By:	/s/ JAMES A. BOWMAN
	Its:	President and Chief Executive Officer

QuickLinks

  Item 1. Description of Securities to be Registered.
  Item 2. Exhibits.
Signature